Exhibit 99.(g).(1).(c)

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) is made as of the 1st day of September, 2015, by and between VIRTUS ALTERNATIVE SOLUTIONS TRUST (the “Trust”) and THE BANK OF NEW YORK MELLON (“BNY Mellon”).

BACKGROUND:

A.	BNY Mellon and the Trust entered into a Custody Agreement dated as of March 21, 2014, as amended to date, (the “Agreement”) relating to BNY Mellon’s provision of services to the Trust and its series (each a “Series”).

B.	The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.	Schedule I to the Agreement is hereby deleted in its entirety and replaced with Schedule I attached hereto.

2.	Miscellaneous.

(a)	Capitalized terms not defined in this Amendment shall remain in full force and effect. In the event of a conflict between the terms hereof and the Agreement, as to services described in this Amendment, this Amendment shall control.

(b)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto.

(d)	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

(e)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written.

VIRTUS ALTERNATIVE SOLUTIONS TRUST

By:       /s/ Amy Hackett

Name:  Amy Hackett

Title:    VP and Asst Treasurer

THE BANK OF NEW YORK MELLON

By:       /s/ Armando Fernandez

Name:  Armando Fernandez

Title:    Vice President, Managing Director

SCHEDULE I

(Amended and Restated as of September 1, 2015)

Fund:

Virtus Alternative Solutions Trust

Series:

Virtus Alternative Income Solution Fund

Virtus Alternative Inflation Solution Fund

Virtus Alternative Total Solution Fund

Virtus Credit Opportunities Fund

Virtus Multi-Strategy Target Return Fund

Virtus Select MLP and Energy Fund*

Virtus Strategic Income Fund

*Expected launch date for commencement of services on or after September 1, 2015.